Exhibit 99(A)
                               ENGLAND/CORSAIR, INC.
                                 REVOCABLE PROXY
               (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 ENGLAND/CORSAIR, INC. FOR A SPECIAL MEETING
                  OF SHAREHOLDERS TO BE HELD ON APRIL 27, 1995)

     The undersigned hereby appoints ______________ and ______________, and either of them with full powers of substitution, as attorneys and proxies for the undersigned, to represent and vote shares of Common Stock of England/Corsair, Inc. ("E/C") standing in my name on the books and records of E/C at the close of business on April 17, 1995 which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at 402 Old Knoxville Highway, New Tazewell, Tennessee, on April 27, 1995 at 2:00 p.m., local time, and at any adjournments as follows:

Approval of: (a) the Amended and Restated Reorganization Agreement dated as of January 13, 1995 (the "Reorganization Agreement") among E/C, La-Z-Boy Chair Company, a Michigan corporation ("La-Z-Boy"), and LZB Acquisition, Inc., a newly formed Michigan corporation and a wholly owned subsidiary of La-Z-Boy ("LZB Acquisition"); (b) the Amended and Restated Plan of Merger dated as of January 13, 1995 among E/C, La-Z-Boy, and LZB Acquisition (the "Plan of Merger"); and (c) all of the transactions contemplated by the Reorganization Agreement and the Plan of Merger, including (without limitation) the merger of E/C with and into LZB Acquisition (the "Merger").

The transaction contemplated by the Reorganization Agreement, the Plan of Merger, and certain related instruments and agreements executed, or to be executed, in connection with the Reorganization Agreement and the Plan of Merger are intended to result in the acquisition of E/C by La-Z-Boy through the Merger. LZB Acquisition will be the surviving corporation of the Merger. Upon consummation of the Merger: (i) E/C will cease to exist as a separate corporation, and all of the assets and liabilities of E/C will become assets and liabilities of LZB Acquisition which will continue to be a wholly owned subsidiary of La-Z-Boy; (ii) the holder of each share of E/C Stock of either class will receive, at such holder's election, either
3.6519467707 shares of La-Z-Boy's Common Stock, $1.00 par value ("La-Z-Boy Common Stock"), $109.558403121 principal amount of La-Z-Boy's 8% Unsecured Promissory Notes Due 1999 ("La-Z-Boy Notes"), or $109.558403121 in cash, all subject to the terms and limitations described in the Proxy Statement/ Prospectus dated April 17, 1995 and (iii) holders of E/C Stock of either class will also receive Performance Units, the terms of which are described in the Proxy Statement/Prospectus

For                            Against                 Abstain





NOTE: The Board of Directors is not aware of any other business that may come before the meeting.

THIS PROXY WILL BE VOTED FOR OF THE PROPOSITION STATED IF NO CHOICE IS MADE
HEREON

     Prior to the vote being taken, the Chairman of the Meeting will announce the amounts of each type of consideration elected by the shareholders pursuant to the Notices of Election filed with the Secretary. In the event the elections made by the shareholders result in the Total Share Limitation, the Total Non-Share Limitation, the Note Limitation or the Performance Unit Share Limitation (all as defined in the Plan of Merger) being exceeded: (a) the Chairman of the Meeting will advise those shareholders present in person of the fact that one or more of such Limitations has been exceeded and that as a consequence of the allocation procedures set forth in the Plan of Merger, if the Merger is approved, some or all of the shareholders will not receive the type of consideration they elected; (b) the Chairman of the Meeting will announce the amount of each type of consideration which will be received by each shareholder affected by the allocation procedures if the Merger is approved; and (c) those shareholders who are not present at the Meeting in person and who are affected by the allocation procedures will be provided with the same information by telephone or facsimile and given the opportunity to confirm in writing the proxy previously submitted or revoke the previously submitted proxy and execute a substitute proxy prior to the vote being taken. If any shareholder who is not present in person and who is affected by the allocation procedures fails to respond within a reasonable time (as determined by the Chairman of the Meeting), the Meeting will be adjourned for 24 hours or such longer period as the Chairman deems appropriate. In the event any such shareholder does not respond by the time the vote is taken at the adjourned Meeting, the proxy as previously executed will not be voted at the Meeting.

 Any holder of E/C Common Stock who has delivered a proxy may revoke it any time before it is voted by attending the Meeting and voting in person at the Meeting or by giving notice of revocation in writing or submitting a signed proxy bearing either the same date but delivered at a later time or a later date to E/C, at the address listed above, Attention: Secretary, provided such notice or proxy is actually received by E/C before the vote of shareholders. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and, after notification to the Secretary of E/C at the Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt of a Notice of Special Meeting called for the 27th day of April, 1995; and the Proxy Statement/Prospectus dated the 17th day of April, 1995 prior to the execution of this Proxy.



                    Print Name of Shareholder
Date:

                    Signature of Shareholder



                    Print Name of Shareholder
Date:


                    Signature of Shareholder

(Please sign exactly as your name appears on the envelope in which this Proxy was delivered. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one trustee, all should sign. If shares are held jointly, each holder should sign.)